Exhibit 99.3

DFW INTERNET SERVICES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

DFW INTERNET SERVICES, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

Page(s)

Independent Auditors’ Report	1

Financial Statements:

Balance Sheets at December 31, 2003 and 2002	2

Statements of Income for the Years Ended December 31, 2003 and 2002	3

Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2003 and 2002	4

Statements of Cash Flows for the Years Ended December 31, 2003 and 2002	5

Notes to the Financial Statements	6-11

INDEPENDENT AUDITORS’ REPORT

To the Shareholders
DFW Internet Services, Inc.
Hurst, Texas

We have audited the accompanying balance sheets of DFW Internet Services, Inc. as of December 31, 2003 and 2002, and the related statements of income, stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DFW Internet Services, Inc. as of December 31, 2003 and 2002, and the changes in its operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bagell Josephs & Company, L.L.C.

Bagell Josephs & Company, L.L.C.
Gibbsboro, New Jersey

February 27, 2004

DWF INTERNET SERVICES, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS
Current Assets:
Cash	$25,510	$10,995
Accounts receivable, net	74,898	56,083

Total current assets	100,408	67,078

Furniture and equipment, net	86,164	1,988
Other Assets
Deposits	2,837	2,837

Total other assets	2,837	2,837

	$189,409	$71,903

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable — bank	$4,750	$4,485
Notes payable — other, current portion	8,300	6,000
Deferred revenue	66,424	42,551
Accounts payable and accrued expenses	80,099	62,049

Total current liabilities	159,573	115,085

Note payable — other, net of current portion	55,021	—

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $1 par value, 1,000 shares authorized; and 1,000 shares issued and outstanding at December 31, 2003 and 2002, respectively	1,000	1,000
Deficit	(26,185)	(44,182)

	(25,185)	(43,182)

	$189,409	$71,903

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
REVENUE	$745,594	$816,163

COSTS AND EXPENSES:
Direct costs of revenue	390,791	403,627
Selling, general and administrative	325,713	425,207
Depreciation	6,928	2,500

	723,432	831,334

Income (loss) from operations	22,162	(15,171)

OTHER INCOME (EXPENSE):
Interest income	—	672
Interest expense	(4,165)	(265)

	(4,165)	407

INCOME (LOSS) BEFORE INCOME TAXES	17,997	(14,764)
INCOME TAX (EXPENSE) BENEFIT	—	—

NET INCOME (LOSS)	$17,997	$(14,764)

WEIGHTED AVERAGE SHARES OUTSTANDING — BASIC AND DILUTED	1,000	1,000

NET INCOME (LOSS) PER SHARE	$18.00	$(14.76)

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock
	Shares	Amount	Deficit	Total
Balance, Janauary 1, 2002	1,000	$1,000	$(29,418)	$(28,418)
Net loss for the year	—	—	(14,764)	(14,764)

Balance, December 31, 2002	1,000	1,000	(44,182)	(43,182)
Net income for the year	—	—	17,997	17,997

Balance, December 31, 2003	1,000	$1,000	$(26,185)	$(25,185)

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
Cash Flows from Operating Activities:
Net income (loss)	$17,997	$(14,764)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	6,928	2,500
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(18,815)	10,319
(Increase) in deposits	—	3,213
(Increase) in deferred revenue	23,873	(9,795)
Increase in accounts payable and accrued expenses	18,050	(4,776)

Total adjustments	30,036	1,461

Net cash provided by (used in) operating activities	48,033	(13,303)

Cash Flows from Investing Activities:
Purchase of property and equipment	(91,104)	5,400

Net cash provided by (used in) investing activities	(91,104)	5,400

Cash Flows from Financing Activities:
Proceeds from issuance of notes payable — bank, net	265	(515)
Proceeds from issuance of notes payable — other, net	57,321	6,000

Net cash provided by financing activities	57,586	5,485

Net Increase (Decrease) in Cash	14,515	(2,418)
Cash, Beginning of Year	10,995	13,413

Cash, End of Year	$25,510	$10,995

SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Cash paid during the year for interest	$4,165	$265

The accompanying notes are an integral part of the financial statements.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 1 — NATURE OF BUSINESS

DFW Internet Services, Inc. (the “Company”) was incorporated in the State of Texas in February 1994.

The Company offers complete broadband and dialup internet access for individuals and businesses with a full range of connections including DSL, Dialup, T1 and T3 as well as hosting and collection services. They provide internet service in over 30 states and concentrates on offering technical support and know-how with strong customer support and infrastructure.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

Cash

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

The Company earns revenue from providing the services as noted herein. The Company bills for the services on the 15th of the month for the following month. Therefore, the current months billing is reflected as deferred revenue.

Cost and expenses are recognized generally as they are incurred under the accrual method of accounting unless specified by an agreement.

Property and Equipment

Property and equipment are stated at cost. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are charged to expense currently. Any gain or loss on disposition of assets is recognized currently. Depreciation expense is provided using the straight-line method over the estimated useful lives of the various assets, generally three to five years.

Long-Lived Assets

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated life of intangible and other long-lived assets, or whether the remaining balance of intangible and other long-lived assets should be evaluated for possible impairment. If and when such factors, events or circumstances indicate that intangible or other long-lived assets should be evaluated for possible impairment, the Company would make an estimate of undiscounted cash flows over the remaining lives of the respective assets in measuring recoverability.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable, accrued liabilities and loans and notes payable. The carrying amounts of such financial instruments, as reflected in the balance sheets, approximate their estimated fair value as of December 31, 2003 and 2002.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Net Income (Loss) Per Common Share

The Company computes earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share”. This standard requires dual presentation of basic and diluted earnings per share on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

Net income (loss) per common share (basic and diluted) is based on the net income (loss) divided by the weighted average number of common shares outstanding during the year.

When the Company incurs a loss from operations their potentially issuable shares of common stock pursuant to outstanding stock purchase options are excluded from the diluted computation as the effect would be anti-dilutive.

Income Taxes

The Company is a Texas corporation and they account for income taxes using SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs incurred for the years ended December 31, 2003 and 2002 were $13,966 and $29,004, respectively.

NOTE 3- PROPERTY AND EQUIPMENT

Property and equipment as of December 31, 2003 and 2002 were as follows:

	Estimated Useful
	Lives
	(Years)	2003	2002
Furniture and fixtures	5	$2,416	$1,844
Equipment	5	32,355	32,951
Vehicles	5	77,296	9,350
Leasehold improvements	3-5	2,142	2,142

		114,209	46,287
Less accumulated depreciation		28,045	44,299

Property and equipment, net		$86,164	$1,988

Depreciation expense was $6,928 and $2,500 for the years ended December 31, 2003 and 2002, respectively.

NOTE 4- RELATED PARTY TRANSACTIONS

Stockholder Advances

From time to time the Company will provide or receive advances from its stockholders and be repaid or repay them. There is no interest being charged on these advances, and they are considered to be current obligations. There were no amounts due the Company or no obligations due from the Company at December 31, 2003 and 2002.

Consulting Agreement

The Company has a consulting agreement with a related party through common ownership to provide consulting services for the Company. The Company recognized approximately $10,000 per month for these services for the years ended December 31, 2003 and 2002.

NOTE 5- NOTES PAYABLE — BANK

The Company entered into a bank loan for $5,000 to purchase equipment in October 2003. The note accrued interest at an annual rate of 9% per annum and matures March 30, 2004. The balance at December 31, 2003 is $4,750.

In 2002, the Company had a similar note which was paid back during 2003. There remains no balance due on that note at December 31, 2003, and at December 31, 2002 there was $4,485 due.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 6- NOTES PAYABLE — OTHER

The Company entered into a note for the purchase of a company vehicle in May 2003.

The note is a three-year note that matures in April 2006 with a balloon payment of approximately $45,000. The note carries an annual percentage rate of 7.25% and the payments including interest are $932.85 per month.

The Company’s maturities over the next three years and in the aggregate are expected to be as follows:

December 31,
2004	$8,300
2005	9,500
2006	45,521

$63,321

In 2003, the Company had an amount of $6,000 outstanding which was borrowed from an individual. The Company was not charged interest on this amount, and repaid this amount in 2003.

NOTE 7- COMMITMENTS

Lease Commitments

The Company leases office space under an operating lease which expires in August 2004. The lease provides for monthly payments of $2,837. The lease is for a period of 12 months, and is renewable annually.

The Company also leases various equipment under operating leases. The rentals are included in rent expense for the years ended December 31, 2003 and 2002.

Rent expense for the years ended December 31, 2003 and 2002 was $42,136 and $78,269, respectively.

DFW INTERNET SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002

NOTE 8- STOCKHOLDERS’ EQUITY (DEFICIT)

Common Stock

The Company was incorporated as a Texas corporation in February 1994. The Company has one class of common stock, par value $1. The Company has 1,000 shares authorized, issued and outstanding at December 31, 2003 and 2002.

NOTE 9- SUBSEQUENT EVENTS

The Company in January 2004, was acquired for 18,761,726 shares of stock by Mobilepro Corp. The transaction was valued at approximately $500,000. The Company is now a wholly owned subsidiary of Mobilepro.

The Company in February 2004, through Mobilepro, has entered into memorandums of understanding under their umbrella with two other internet service providers in Texas.